UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 25, 2016

SELECT MEDICAL HOLDINGS CORPORATION
SELECT MEDICAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware Delaware	001-34465 001-31441	20-1764048 23-2872718
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4714 Gettysburg Road, P.O. Box 2034

Mechanicsburg, PA 17055

(Address of principal executive offices)  (Zip Code)

(717) 972-1100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                   Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders (the “Annual Meeting”) of Select Medical Holdings Corporation (the “Company”) was held on April 25, 2016.  At the Annual Meeting, the Company’s stockholders approved four proposals.  The proposals below are described in the Company’s definitive proxy statement dated March 3, 2016.  The results are as follows:

Proposal 1: The Election of Three Class I Directors to the Board of Directors

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Russell L. Carson	119,059,777	1,746,279	16,306	5,129,033
James S. Ely III	118,880,881	1,924,806	16,675	5,129,033
William H. Frist	110,682,391	10,124,853	15,118	5,129,033

Proposal 2:  Non-Binding Advisory Vote on the Compensation of the Company’s Named Executive Officers

Votes For	Votes Against	Abstentions	Broker Non-Votes
102,119,756	18,039,495	663,111	5,129,033

Proposal 3:  Approval of the Select Medical Holdings Corporation 2016 Equity Incentive Plan

Votes For	Votes Against	Abstentions	Broker Non-Votes
117,851,277	2,945,849	25,236	5,129,033

Proposal 4:  Ratification of the Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2016

Votes For	Votes Against	Abstentions	Broker Non-Votes
125,419,095	497,930	34,370	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

SELECT MEDICAL HOLDINGS CORPORATION
SELECT MEDICAL CORPORATION

Date: April 27, 2016	By:	/s/ Michael E. Tarvin
Michael E. Tarvin
Executive Vice President, General Counsel and Secretary